EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

             As independent public accountants, we hereby consent to the incorporation of our report dated September 14, 1994 included in Thermo Electron Corporation Money Math Plus Plan's Form 11-K for the year ended December 31, 1993, into the Company's previously filed Registration Statement File No. 033-54347.



        ARTHUR ANDERSEN LLP

        Boston, Massachusetts,
        September 30, 1994